Exhibit 10.2

WYETH

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE WYETH 2006 NON-EMPLOYEE

DIRECTOR STOCK INCENTIVE PLAN

[Name (the “Optionee”) and Address of Optionee]	DATE OF GRANT:

OPTION PRICE: $______

NUMBER OF SHARES OF STOCK SUBJECT TO OPTION: 3,500

1.     Grant of Option. Wyeth, a Delaware corporation (the “Company”), pursuant to its 2006 Non-Employee Director Stock Incentive Plan (the “Plan”), hereby grants the Optionee an option to purchase the number of shares of Stock specified above (the “Option”). The Option is subject to all of the terms and conditions set forth herein as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Non-Qualified Stock Option Agreement (this “Agreement”), the Plan shall govern and control.

2.     Option Period. The Option shall expire upon the date that is ten (10) years from the Date of Grant.

3.     Vesting Schedule. Subject to the Optionee’s continued Board Membership through the applicable vesting date, the Option shall become fully vested and exercisable on the earlier of (i) the day immediately prior to the next Annual Meeting following the Date of Grant, or (ii) the date that is twelve (12) months from the Date of Grant; provided, however, that no portion of the Option shall become vested and exercisable prior to the date upon which the Optionee has completed two years of continuous Board Membership, calculated from the date the Optionee is elected to the Board. Notwithstanding the foregoing, the Option shall become immediately vested and exercisable upon the occurrence of a Change in Control as provided in Section 10 hereof.

4.     Exercise of Option. In order to exercise the Option, the Optionee must follow the procedures required by the Treasurer of the Company (the “Treasurer”) or the third party processing administrator (the “Processing Administrator”) designated by the Treasurer. At the time of exercise, the Optionee must make payment of the Option Price for the shares of Stock being purchased in accordance with the Processing Administrator’s procedures or, if required by the Company, by submitting to the Treasurer, together with an Option exercise notice, on a form acceptable to the Company, such payment in the form of (i) a personal or bank check in U.S. Dollars payable to the Company and drawn on or payable at a United States bank, and/or (ii)

shares of Stock issued in the Optionee’s name which were either (x) acquired by the Optionee from a person other than the Company or (y) held by the Optionee for at least six months (if necessary to avoid adverse accounting treatment) which shares shall be duly assigned to the Company, or (iii) by any other form of consideration which has been approved by the Committee, as, and to the extent, provided and permitted by Section 7(e) of the Plan.

5.     Termination of Board Membership. The termination of the Optionee’s Board Membership shall have the following consequences to the Option:

(a)     If the Optionee’s Board Membership is terminated by reason of the Optionee’s death or Disability, and the Optionee has completed at least two years of continuous Board Membership, any outstanding portion of the Option which is not vested and exercisable on the date of the Optionee’s termination of Board Membership shall become immediately vested and exercisable by the Optionee or the Optionee’s estate or beneficiary, as applicable, and the outstanding portion of the Option shall remain exercisable until the earlier of (i) the third (3rd) anniversary of the date the Optionee’s Board Membership so terminates, or (ii) the expiration of the Option Period.

(b)     If the Optionee’s Board Membership is terminated for any reason other than death or Disability, any unvested portion of the Option shall expire immediately upon the date the Optionee’s Board Membership so terminates and any vested portion of the Option shall remain exercisable until the earlier of (x) the third (3rd) anniversary of such termination, or (y) the expiration of the Option Period.

6.     No Right to Board Membership. This Agreement does not confer upon the Optionee any right to remain a member of the Board, nor confer any obligation on the part of the Company or the Board to nominate the Optionee for re-election by the Company’s stockholders.

7.     Non-Transferability. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the Option shall be exercisable only by the Optionee during the Optionee’s lifetime; provided, however, that the transfer of the Option for estate planning purposes shall be allowed in accordance with applicable law.

8.     Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received the advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

9.     Change in Capital Structure. This Agreement, the Option and the number of shares of Stock subject to the Option shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to the Option or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Optionee, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

10.     Change in Control. In the event of a Change in Control, (i) notwithstanding the vesting schedule set forth herein, or any other limitation on exercise or vesting, the unvested portion of the Option shall immediately become 100% vested and exercisable and (ii) the Committee may, in its discretion and upon at least 10 days advance notice to the Optionee, cancel any outstanding portion of the Option and pay to the Optionee, in a lump sum of cash or Stock, the value of such outstanding portion of the Option based upon the highest price per share of Company Stock received or to be received by other stockholders of the Company in connection with the Change in Control. Notwithstanding anything herein to the contrary, to the extent that the Option, either in whole or in part, is deemed to provide for the deferral of compensation within the meaning of Section 409A, there shall be no distribution of any such deferred compensation on account of a Change in Control unless such event also constitutes a “Change in Control Event” within the meaning of Section 409A or such distribution is otherwise allowable under Section 409A.

11.     Administration. Subject to the express provisions of the Plan, this Agreement and the Plan are to be interpreted and administered by the Committee or any successor thereto, whose determination shall be final.

12.     Governing Law. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such federal law as may be applicable.

[Signatures to follow on next page]

THE UNDERSIGNED OPTIONEE ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE OPTION UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AGREEMENT AND THE PLAN.

WYETH

Accepted and agreed to:

Name (please print)

Optionee’s Signature